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                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Members of Danka Business Systems PLC:

We consent to incorporation by reference in the registration statements (Nos. 33-75468, 33-75474 and 33-18615) on Form S-8, and (Nos. 33-95898, 33-94596 and
333-8455) on Form S-3 of Danka Business Systems PLC of our report dated May 26, 2000, relating to the consolidated balance sheets of Danka Business Systems PLC and subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2000, and related schedules, which report appears in the March 31, 2000 annual report on Form 10-K of Danka Business Systems PLC.




                                                                 KPMG Audit Plc
                                                          Chartered Accountants
                                                             Registered Auditor
May 26, 2000                                                    London, England